                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION
                                STOCK CORPORATION
                      OFFICE OF THE SECRETARY OF THE STATE
       30 TRINITY STREET/P.O. BOX 150470/HARTFORD, CT 06115-0470/NEW 1-97

1.   NAME OF CORPORATION:

                                    OIS, INC.

2.   TOTAL NUMBER OF AUTHORIZED SHARES: 20,000

     If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below

                CLASS                          NUMBER OF SHARES PER CLASS
                -----                          --------------------------
            COMMON VOTING                                10,000
          COMMON NON-VOTING                              10,000

3. TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

                             SEE ATTACHED EXHIBIT A

4.   APPOINTMENT OF REGISTERED AGENT

Print or type name of agent:         Business/initial registered office address:

RICHARD A. SIEGAL                    c/o Cummings & Lockwood
                                     Four Stamford Plaza
                                     P.O. Box 120
                                     Stamford, CT 06904-0120

                                     Residence address:

                                     141 Newton Road
                                     Woodbridge, CT 06525

                            ACCEPTANCE OF APPOINTMENT


                              /s/ Richard A. Siegal
                              ---------------------
                              Signature of agent

5.   OTHER PROVISIONS:

6.   EXECUTION

                      Dated this 3rd day of November, 1998

                Certificate must be signed by each incorporator.

PRINT OR TYPE NAME OF
   INCORPORATOR(S)           SIGNATURE(S)       COMPLETE ADDRESS(ES)
---------------------   ---------------------   --------------------


RICHARD A. SIEGAL       /s/ Richard A. Siegal   Cummings & Lockwood
                        ---------------------   Four Stamford Plaza
                                                Stamford, CT 06902

                                    EXHIBIT A

     No director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for breach of duty as a director in excess of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in Section 33-840 of the Act, to receive improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-757 of the Act. The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of a duty as a director shall further be limited to the extent allowed from time to time by Connecticut law. No amendment to this Article, or adoption of any provision inconsistent herewith, shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim accruing or arising prior to such amendment, repeal or adoption of a provision inconsistent with this Article.

     The Corporation shall indemnify its directors for liability, as defined in
Section 33-770(5) of the Connecticut Business Corporation Act to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act.

                              CERTIFICATE OF MERGER

     The undersigned, hereby certify as follows:

     1. The names of the parties to the merger are OIS, Inc., a Connecticut corporation ("OIS"), 3.0 Inc., a Connecticut corporation ("3.0") and Open Information Systems, Inc., a Connecticut corporation ("Open Information").

     2. The name of the surviving corporation is OIS, a Connecticut corporation (the "Surviving Corporation").

     3. The merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Connecticut.

     4. Upon the filing of this Certificate of Merger with the Secretary of State of the State of Connecticut the name of the Surviving Corporation shall be changed to Open Information Systems, Inc.

     5. The plan of merger was duly approved by all of the shareholders entitled to vote of each of the merging corporations, 3.0, Open Information and the Surviving Corporation, in the manner required by Sections 33-600 to 33-998, of the Connecticut General Statutes and the Certificate of Incorporation of each of 3.0, Open Information and the Surviving Corporation.

                                        OIS, INC.


Filed with the Secretary of the         By: /s/ Thomas McMackin
State of the State of                       ------------------------------------
Connecticut on January 7, 2005.             Thomas McMackin
                                            Chairman


                                        Open Information Systems, Inc.


                                        By: /s/ Thomas McMackin
                                            ------------------------------------
                                            Thomas McMackin
                                            Chairman


                                        3.0 Inc.


                                        By: /s/ Thomas McMackin
                                            ------------------------------------
                                            Thomas McMackin
                                            Chairman